At Home Group Inc. Announces Third Quarter Fiscal 2021 Financial Results

●	Delivers Q3 net sales increase of 47.5% and comparable store sales[1] increase of 44.1%
●	Achieves Q3 net income of $47.1 million and Q3 EPS of $0.71 compared to $(14.6) million and $(0.23), respectively, in the prior year period
●	Increases Q3 Adjusted EBITDA[1] by 184.9% to $93.8 million
●	Lowers long-term debt to $314.5 million and improves leverage ratio[1] to 0.9x

Plano, Texas, December 1, 2020 -- At Home Group Inc. (NYSE: HOME), the home décor superstore, today announced its financial results for its third quarter ended October 24, 2020.

Lee Bird, Chairman and Chief Executive Officer, stated, “We not only delivered record comps of 44% in the third quarter, but also generated strong earnings flow through as well as excellent free cash flow. Our leverage ratio of 0.9x is our lowest ever as a public company and reflects continued strength in our business and the significant transformation of our balance sheet. Our inventory position is improving meaningfully, and fourth quarter performance to date has remained strong as our customers continue to find joy in refreshing their homes and decorating for the holidays.”

Mr. Bird continued, “Longer term, I couldn’t be more excited about our ability to expand our market share in a large, highly fragmented and growing industry. We have the potential to grow our store base nearly three times larger, and our real estate opportunities are only getting stronger. We also believe we can drive revenue per store significantly higher through both our in-store and omnichannel strategies. With our unique, value-oriented offering, talented team members, and growing loyalty base, we can be the home décor retailer of choice for years to come.”

For the Thirteen Weeks Ended October 24, 2020

●	The Company opened no new stores in the third quarter of fiscal 2021 and ended the quarter with 219 stores in 40 states. The Company has opened a net 6 stores since the third quarter of fiscal 2020, representing a 2.8% increase.
●	Net sales increased 47.5% to $470.0 million from $318.7 million in the third quarter of fiscal 2020 due to a 44.1% increase in comparable store sales[1] driven by strong demand and the continued rollout of our strategic initiatives and, to a lesser extent, the net increase in open stores.
●	Gross profit increased 99.9% to $170.7 million from $85.4 million in the third quarter of fiscal 2020. Gross margin increased 950 basis points to 36.3% from 26.8% in the prior year period primarily driven by leverage on our occupancy costs and depreciation expense as a result of increased sales, product margin expansion, and lower freight expenses incurred when stores were closed at the onset of the COVID-19 pandemic.
●	Selling, general and administrative expenses (“SG&A”) increased 30.0% to $97.2 million from $74.8 million in the prior year period. Adjusted SG&A1 increased 29.8% year-over-year to $97.2 million. As a percentage of net sales, SG&A and Adjusted SG&A1 each improved by 280 basis points to 20.7% from 23.5%, primarily due to operating leverage and lower preopening expenses, partially offset by increased incentive compensation expense.
●	Operating income was $71.3 million compared to $2.0 million in the third quarter of fiscal 2020. Adjusted operating income[1] increased to $71.3 million from $8.5 million in the prior year period. Adjusted operating margin[1] increased 1,250 basis points to 15.2% from 2.7% driven by the gross margin and adjusted SG&A1 factors described above.
●	Interest expense decreased to $7.8 million from $8.5 million in the third quarter of fiscal 2020, primarily due to the repayment of our Term Loan and significantly lower borrowings under our revolving credit facility (the “ABL Facility”), partially offset by interest incurred on our long-term debt, including our 8.750% Senior Secured Notes due 2025 (the “2025 Notes”).
●	Income tax expense was $13.3 million compared to $8.1 million in the third quarter of fiscal 2020. The effective tax rate was 22.0% compared to (125.0)% in the prior year period.
●	Net income was $47.1 million compared to a $14.6 million net loss in the third quarter of fiscal 2020. Adjusted Net Income[1] was $49.6 million compared to $(0.3) million in the prior year period.
●	EPS was $0.71 compared to $(0.23) in the third quarter of fiscal 2020. Pro forma adjusted EPS[1] was $0.74 compared to $0.00 in the prior year period.

●	Adjusted EBITDA[1] increased 184.9% to $93.8 million compared to $32.9 million in the third quarter of fiscal 2020.

For the Thirty-Nine Weeks Ended October 24, 2020

●	Net sales increased 21.5% to $1,175.1 million year to date from $967.3 million in the prior year period, primarily driven by a comparable store sales[1] increase of 14.6% and the net increase in open stores. The increase in comparable store sales[1] was driven by strong demand and the continued rollout of our strategic initiatives, partially offset by lost sales due to mandated store closures related to COVID-19 during the first half of fiscal 2021.
●	Gross profit increased 39.9% to $383.2 million year to date from $273.9 million in the prior year period. Gross margin increased 430 basis points to 32.6% from 28.3% in the prior year period primarily due to a leverage on our occupancy costs and depreciation expense as a result of increased sales, product margin expansion and lower distribution center costs and freight expenses incurred when stores were closed at the onset of the COVID-19 pandemic.
●	SG&A increased 1.7% to $232.3 million year to date compared to $228.5 million in the prior year period, primarily due to our efforts earlier in the year to curtail spending during the COVID-19 pandemic, including on marketing and advertising, pre-opening and other variable costs. Adjusted SG&A1 increased 2.0% year to date to $230.9 million. As a percentage of net sales, SG&A improved 380 basis points year to date to 19.8% and Adjusted SG&A1 improved 370 basis points year to date to 19.7% primarily due to lower preopening expenses, reduced spending during the onset of the COVID-19 pandemic and operating leverage.
●	Operating loss was $175.5 million year to date compared to operating income of $49.7 million in the prior year period primarily due to a non-cash goodwill impairment charge of $319.7 million recognized in the first quarter of fiscal 2021. Adjusted operating income[1] increased to $145.7 million year to date from $42.0 million in the prior year period. Adjusted operating margin[1] increased 810 basis points to 12.4% driven by the gross margin and adjusted SG&A1 factors described above.
●	Interest expense decreased $3.6 million to $20.9 million year to date from $24.5 million in the prior year period due to reduced average borrowings under our ABL Facility and the repayment of our Term Loan in full, partially offset by interest incurred on our long-term debt, including our 2025 Notes.
●	Income tax expense was $22.8 million year to date compared to $15.6 million in the prior year period. The year-to-date effective tax rate was (11.4)% compared to 61.8% in the prior year period. The year-to-date effective tax rate differed from the statutory rate primarily due to the tax impact of the non-cash goodwill impairment charge and net operating loss carryback provisions under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES” Act).
●	Net loss was $222.4 million year to date compared to net income of $9.6 million in the prior year period. Adjusted Net Income[1] was $100.9 million year to date compared to $13.0 million in the prior year period.
●	EPS was $(3.46) year to date compared to $0.15 in the prior year period. Pro forma adjusted EPS[1] was $1.57 year to date compared to $0.20 in the prior year period.
●	Adjusted EBITDA[1] increased 109.8% to $238.8 million year to date from $113.8 million in the prior year period.

Balance Sheet Highlights as of October 24, 2020

●	Net inventories decreased 19.5% to $347.4 million from $431.5 million as of October 26, 2019, primarily due to strong demand for our products and reduced inventory purchases during the time our stores were temporarily closed earlier this year related to COVID-19.
●	Total liquidity (cash of $33.9 million plus $326.5 million in borrowings available under our ABL Facility) was $360.4 million.
●	Long-term debt was $314.5 million compared to $335.7 million as of October 26, 2019. There was no outstanding amount under our ABL Facility revolving credit loans as of October 24, 2020 compared to $299.0 million outstanding as of October 26, 2019.

(1)	Represents a non-GAAP financial measure. For additional information about non-GAAP measures, including, where applicable, reconciliations to the most directly comparable financial measures presented in accordance with GAAP, please see “Non-GAAP Measures” below.

Outlook & Key Assumptions

Given the unprecedented and continued uncertainty related to COVID-19, the Company is not providing formal guidance at this time.

Conference Call Details

A conference call to discuss the third quarter fiscal 2021 financial results is scheduled for today, December 1, 2020, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-877-407-0789 (international callers please dial 1-201-689-8562) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.athome.com.

A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed online at investor.athome.com for 90 days.

Terminology

We define certain terms used in this release as follows:

“Adjusted EBITDA” means net income (loss) before net interest expense, income tax provision and depreciation and amortization, adjusted for the impact of certain other items as defined in our debt agreements, including certain legal settlements and consulting and other professional fees, stock-based compensation expense, impairment charges, loss on extinguishment of debt, loss (gain) on sale-leaseback, non-cash rent and other adjustments.

“Adjusted Net Income” means net income (loss), adjusted for impairment charges, loss (gain) on sale-leaseback, loss on extinguishment of debt, payroll tax expenses related to initial public offering non-cash stock-based compensation expense (the “IPO Grant”), costs associated with the restructuring of our merchandising department, the deferred tax expense related to the cancellation of the one-time CEO grant, the income tax impact associated with the IPO Grant stock option exercises and other adjustments.

“Adjusted operating income” means operating income (loss), adjusted for impairment charges, loss (gain) on sale-leaseback, payroll tax expenses related to the IPO Grant stock option exercises, costs associated with the restructuring of our merchandising department and other adjustments.

“Adjusted operating margin” means adjusted operating income divided by net sales.

“Adjusted SG&A” means selling, general and administrative expenses adjusted for certain expenses, including payroll tax expenses related to the IPO Grant stock option exercises, costs associated with the restructuring of our merchandising department and other adjustments.

“Comparable store sales” means, for any reporting period, the change in period-over-period net sales for the comparable store base, beginning with stores on the second day of the sixteenth full fiscal month following the store's opening. When a store is being relocated or remodeled, we exclude sales from that store in the calculation of comparable store sales until the first day of the sixteenth full fiscal month after it reopens.

“EPS” means diluted earnings per share.

“Free cash flow” means net cash provided by operating activities, less net cash used in investing activities.

“GAAP” means accounting principles generally accepted in the United States.

“Leverage ratio” means Net Debt divided by Adjusted EBITDA for the trailing twelve months.

“Net Debt” includes long-term debt, borrowing under the ABL revolving credit facility, current portion of long-term debt and financing obligations, less unamortized deferred debt issuance cost and cash and cash equivalents. Net Debt excludes operating lease liabilities recognized in accordance with ASC 842 Leases.

“Pro-forma Adjusted EPS” means Adjusted Net Income divided by pro-forma diluted weighted average shares outstanding.

“Pro forma diluted weighted average shares outstanding” means diluted share count on a pro forma basis.

“Store-level Adjusted EBITDA” means Adjusted EBITDA, adjusted further to exclude the impact of costs associated with new store openings and certain corporate overhead expenses which we do not consider in our evaluation of the ongoing operating performance of our stores from period to period.

Forward-Looking Statements

This release contains forward-looking statements made pursuant to and within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate", "are confident", "assume", "believe", "continue", "could", “emerge”, "estimate", "expect", "intend", “look ahead”, "look forward", "may", "might", "on track", "outlook", "plan", "potential", "predict", "reaffirm", "seek", "should", "trend", or “will”, or the negative thereof or comparable terminology regarding future events or conditions. In particular, forward-looking statements in this release include, without limitation, statements about our assumptions, goals, outlook, estimates, strategies and plans regarding future financial and operating performance, cash flows, liquidity, financial condition, inventory, existing or future markets in which we operate, new store openings and growth rates, market share, competition, capital expenditures, customer and macroeconomic trends, and the impact of the COVID-19 pandemic.

Such forward-looking statements are based on our current beliefs and expectations, which we believe are reasonable. However, forward-looking statements are subject to significant known and unknown risks and uncertainties that may cause actual results, performance or achievements in future periods to differ materially from those assumed, projected or contemplated in the forward-looking statements, including, but not limited to, the following factors:  the ongoing global COVID-19 pandemic and related challenges, risks and uncertainties, including historical and potential future measures taken by governmental and regulatory authorities (such as requiring store closures), which have significantly disrupted our business, employees, customers and global supply chain, and for a period of time, adversely impacted our financial condition (including resulting in goodwill impairment) and financial performance, and which disruption and adverse impacts may continue in the future; the recent and ongoing direct and indirect adverse impacts of the global COVID-19 pandemic to the global economy and retail industry; the eventual timing and duration of economic stabilization and recovery from the COVID-19 pandemic, which depends largely on future developments; our substantial indebtedness and limitations on future sources of liquidity, including debt covenant compliance; general economic conditions in the Unites States and globally, including consumer confidence and spending, and any changes to current favorable macroeconomic trends of nesting and de-urbanization; our ability to implement our growth strategy of opening new stores, which was suspended for part of fiscal 2021 and will be limited in the near term; our ability to effectively obtain, manage and allocate inventory, and satisfy changing consumer preferences; the loss or disruption to operating our distribution network; reliance on third-party vendors for a significant portion of our merchandise, including many international vendors that have been, and may continue to be, impacted by international trade regulations (including tariffs); natural disasters and other adverse impacts on regions in the United States where we have significant operations; our success in obtaining favorable lease terms and of our sale-leaseback strategy; significant competition in the home décor industry, including increasing e-commerce; the implementation and execution of our At Home 2.0 and omnichannel strategies and related investments; our reliance on the continuing growth and utility of our loyalty program; risks related to the loss or disruption of our information systems and data and our ability to prevent or mitigate breaches of our information security and the compromise of sensitive and confidential data; our ability to comply with privacy and other laws and regulations, including those associated with entering new markets; and our ability to attract, develop and retain talent.

Additional information about these and other factors that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements may be found in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended January 25, 2020, and subsequent reports we file with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on the forward-looking statements included herein, which speak only as of the date hereof or the date otherwise specified herein. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

About At Home Group Inc.

At Home (NYSE:HOME), the home decor superstore, offers more than 50,000 on-trend home products to fit any budget or style, from furniture, mirrors, rugs, art and housewares to tabletop, patio and seasonal decor. At Home is headquartered in Plano, Texas, and currently operates 219 stores in 40 states. For more information, please visit us online at investor.athome.com.

-Financial Tables to Follow-

AT HOME GROUP INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	October 24, 2020	January 25, 2020	October 26, 2019
Assets
Current assets:
Cash and cash equivalents	$33,864	$12,082	$14,104
Inventories, net	347,423	417,763	431,465
Prepaid expenses	10,580	10,693	9,604
Other current assets	27,627	7,634	15,280
Total current assets	419,494	448,172	470,453
Operating lease right-of-use assets	1,267,965	1,176,920	1,154,158
Property and equipment, net	673,225	714,188	711,102
Goodwill	—	319,732	569,732
Trade name	1,458	1,458	1,458
Debt issuance costs, net	5,575	1,218	1,339
Restricted cash	15	3	3
Noncurrent deferred tax asset	—	16,815	12,673
Other assets	2,128	1,041	960
Total assets	$2,369,860	$2,679,547	$2,921,878
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$102,634	$119,191	$108,462
Accrued and other current liabilities	156,475	112,667	102,740
Revolving line of credit	—	235,670	299,020
Current portion of operating lease liabilities	92,478	65,188	57,145
Current portion of long-term debt	4,528	4,862	3,976
Income taxes payable	568	137	—
Total current liabilities	356,683	537,715	571,343
Operating lease liabilities	1,295,474	1,195,564	1,170,967
Long-term debt	314,477	334,251	335,694
Financing obligations	—	—	9,334
Other long-term liabilities	3,588	3,406	3,768
Total liabilities	1,970,222	2,070,936	2,091,106
Shareholders' Equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 64,769,145, 64,106,061 and 64,106,061 shares issued and outstanding, respectively	648	641	641
Additional paid-in capital	670,500	657,038	655,146
(Accumulated deficit) retained earnings	(271,510)	(49,068)	174,985
Total shareholders' equity	399,638	608,611	830,772
Total liabilities and shareholders' equity	$2,369,860	$2,679,547	$2,921,878

AT HOME GROUP INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 24, 2020	October 26, 2019	October 24, 2020	October 26, 2019

Net sales	$469,986	$318,734	$1,175,076	$967,319
Cost of sales	299,278	233,321	791,891	693,457
Gross profit	170,708	85,413	383,185	273,862

Operating expenses
Selling, general and administrative expenses	97,231	74,809	232,303	228,454
Impairment charges	—	5,230	319,732	5,230
Depreciation and amortization	2,158	1,950	6,530	5,580
Total operating expenses	99,389	81,989	558,565	239,264
(Loss) gain on sale-leaseback	—	(1,438)	(115)	15,090

Operating income (loss)	71,319	1,986	(175,495)	49,688
Interest expense, net	7,789	8,496	20,932	24,500
Loss on extinguishment of debt	3,179	—	3,179	—
Income (loss) before income taxes	60,351	(6,510)	(199,606)	25,188
Income tax provision	13,274	8,137	22,836	15,570
Net income (loss)	$47,077	$(14,647)	$(222,442)	$9,618

Earnings per share:
Net income (loss) per common share:
Basic	$0.73	$(0.23)	$(3.46)	$0.15
Diluted	$0.71	$(0.23)	$(3.46)	$0.15
Weighted average shares outstanding:
Basic	64,506,602	64,083,612	64,273,943	63,932,301
Diluted	66,589,830	64,083,612	64,273,943	64,745,804

AT HOME GROUP INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Thirty-nine Weeks Ended
	October 24, 2020	October 26, 2019
Operating Activities
Net (loss) income	$(222,442)	$9,618
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	53,626	51,401
Non-cash lease expense	58,990	50,129
Impairment charges	319,732	5,230
Loss on extinguishment of debt	3,179	-
Non-cash interest expense	2,761	1,690
Loss (gain) on sale-leaseback	115	(15,090)
Deferred income taxes	17,131	7,389
Stock-based compensation	8,144	5,531
Other non-cash losses, net	1,645	1,124
Changes in operating assets and liabilities:
Inventories	70,340	(49,442)
Prepaid expenses and other current assets	(20,305)	(8,601)
Other assets	(1,087)	(15)
Accounts payable	(8,186)	(14,545)
Accrued liabilities	48,159	(5,348)
Income taxes payable	431	-
Operating lease liabilities	(22,835)	(31,250)
Net cash provided by operating activities	309,398	7,821
Investing Activities
Purchase of property and equipment	(44,223)	(211,090)
Net proceeds from sale of property and equipment	32,545	113,816
Net cash used in investing activities	(11,678)	(97,274)
Financing Activities
Payments under lines of credit	(465,370)	(616,310)
Proceeds from lines of credit	229,700	694,320
Payment of Term Loan	(335,982)	(2,639)
Payment of debt issuance costs	(18,291)	(404)
Payments on long-term debt	(1,972)	(327)
Proceeds from issuance of long-term debt	310,664	-
Payments on financing obligations	-	(60)
Proceeds from financing obligations	-	9,571
Proceeds from stock, including tax	5,325	5,943
Net cash (used in) provided by financing activities	(275,926)	90,094
Increase in cash, cash equivalents and restricted cash	21,794	641
Cash, cash equivalents and restricted cash, beginning of period	12,085	13,466
Cash, cash equivalents and restricted cash, end of period	$33,879	$14,107

Supplemental Cash Flow Information
Cash paid for interest	$18,392	$22,704
Cash paid for income taxes	$21,999	$23,657
Supplemental Information for Non-cash Investing and Financing Activities
Decrease in current liabilities of property and equipment	$(12,430)	$(3,023)
Property and equipment acquired under finance lease	$15,177	$-

Non-GAAP Measures

Certain financial measures presented in this release, such as comparable store sales, free cash flow, leverage ratio, Net Debt, Adjusted EBITDA, adjusted SG&A, adjusted operating income, adjusted operating margin, Adjusted Net Income, pro forma diluted weighted average shares outstanding, pro forma adjusted EPS and Store-level Adjusted EBITDA, are not presented in accordance with GAAP.

These non-GAAP financial measures are used by our management and our board of directors to improve period-to-period comparability in evaluating our operating performance and the effectiveness of our business strategies, making budgeting decisions, and evaluating compensation decisions. Management believes it is useful to investors and analysts to review these non-GAAP measures on a supplemental basis to evaluate the Company’s business and financial performance. We present comparable store sales because it allows us to evaluate how our store base is performing by measuring the change in period-over-period net sales in stores that have been open for the applicable period. We present Adjusted EBITDA and Store-level Adjusted EBITDA because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance, such as interest, depreciation, amortization, loss on extinguishment of debt, impairment charges and taxes. We present free cash flow, leverage ratio and Net Debt because we believe that investors find these metrics useful in evaluating our overall liquidity. We present adjusted SG&A, adjusted operating income, adjusted operating margin, Adjusted Net Income, pro forma diluted weighted average shares outstanding and pro forma adjusted EPS because we believe investors’ understanding of our operating performance is enhanced by the disclosure of selling, general and administrative expenses, operating income (loss), net income (loss) and earnings per diluted share adjusted for items that we do not believe are indicative of our core operating performance.

In evaluating our non-GAAP measures, you should be aware that similar adjusted items may occur in the future, and you should not infer that future results will be unaffected by unusual or non-recurring items. In particular, Store-level Adjusted EBITDA does not reflect costs associated with new store openings, which are incurred on a limited basis with respect to any particular store when opened and are not indicative of ongoing core operating performance, and corporate overhead expenses that are necessary to allow us to effectively operate our stores and generate Store-level Adjusted EBITDA. There can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. In addition, the definitions and calculations of our non-GAAP measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries. Further, our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP.

AT HOME GROUP INC.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except share and per share data)

The tables below reconcile the non-GAAP financial measures of adjusted SG&A, adjusted operating income, Adjusted Net Income, pro forma diluted weighted average shares outstanding, pro forma adjusted EPS, Adjusted EBITDA, Store-level Adjusted EBITDA, Net Debt and leverage ratio to their most directly comparable GAAP financial measures.

Reconciliation of selling, general and administrative expenses to adjusted SG&A

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 24, 2020	October 26, 2019	October 24, 2020	October 26, 2019

Selling, general and administrative expenses, as reported	$97,231	$74,809	$232,303	$228,454
Adjustments:
Payroll tax expense related to IPO Grant stock option exercises(a)	(17)	—	(17)	(46)
Merchandising department restructuring(b)	—	—	—	(870)
Other(c)	—	115	(1,375)	(1,258)
Adjusted selling, general and administrative expenses	$97,214	$74,924	$230,911	$226,280

Reconciliation of operating income (loss) to adjusted operating income

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 24, 2020	October 26, 2019	October 24, 2020	October 26, 2019

Operating income (loss), as reported	$71,319	$1,986	$(175,495)	$49,688
Adjustments:
Impairment charges(d)	—	5,230	319,732	5,230
Loss (gain) on sale-leaseback	—	1,438	115	(15,090)
Payroll tax expense related to IPO Grant stock option exercises(a)	17	—	17	46
Merchandising department restructuring(b)	—	—	—	870
Other(c)	—	(115)	1,375	1,258
Adjusted operating income	$71,336	$8,539	$145,744	$42,002
Adjusted operating margin	15.2%	2.7%	12.4%	4.3%

Reconciliation of diluted weighted average shares outstanding as reported to pro forma diluted weighted average shares outstanding

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 24, 2020	October 26, 2019	October 24, 2020	October 26, 2019

Diluted weighted average shares outstanding	66,589,830	64,083,612	64,273,943	64,745,804
Dilutive effect of stock options and other awards(e)	—	—	80,080	—
Pro forma diluted weighted average shares outstanding	66,589,830	64,083,612	64,354,023	64,745,804

Reconciliation of net income (loss) to Adjusted Net Income and pro forma adjusted EPS

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 24, 2020	October 26, 2019	October 24, 2020	October 26, 2019

Net income (loss), as reported	$47,077	$(14,647)	$(222,442)	$9,618
Adjustments:
Impairment charges(d)	—	5,230	319,732	5,230
Loss (gain) on sale-leaseback	—	1,438	115	(15,090)
Loss on extinguishment of debt	3,179	—	3,179	—
Payroll tax expense related to IPO Grant stock option exercises(a)	17	—	17	46
Merchandising department restructuring(b)	—	—	—	870
Other(c)	—	(115)	1,375	1,258
Tax impact of adjustments to net income (loss)(f)	(726)	(1,511)	(1,083)	1,793
Tax impact related to the cancellation of the one-time CEO grant(g)	—	9,306	—	9,306
Tax benefit related to IPO Grant stock option exercises(h)	48	—	48	(13)
Adjusted Net Income	49,595	(299)	100,941	13,018
Pro forma diluted weighted average shares outstanding	66,589,830	64,083,612	64,354,023	64,745,804
Pro forma adjusted EPS	$0.74	$—	$1.57	$0.20

(a)	Payroll tax expense related to stock option exercises associated with a special one-time initial public offering bonus grant to certain members of senior management (the “IPO grant”), which we do not consider in our evaluation of our ongoing performance.
(b)	Includes certain employee related costs incurred as part of restructuring our merchandising department.
(c)	Other adjustments include amounts our management believes are not representative of our ongoing operations, including for the thirty-nine weeks ended October 24, 2020, costs relating to the write-off of certain site selection costs that occurred as a result of the COVID-19 pandemic.
(d)	For the thirty-nine weeks ended October 24, 2020, represents a non-cash impairment charge of $319.7 million related to full impairment of goodwill. For the thirteen and thirty-nine weeks ended October 26, 2019, represents a non-cash impairment charge of $5.2 million in connection with store closure and relocation decisions.
(e)	Reflects the dilutive impact of stock options utilizing the treasury stock method with regard to pro forma adjusted net income in the period.
(f)	Represents the income tax impact of the adjusted expenses using the annual effective tax rate excluding discrete items. After giving effect to the adjustments to net income (loss), the adjusted effective tax rate for the thirteen and thirty-nine weeks ended October 24, 2020 was 22.0% and 19.1%, respectively. The adjusted effective tax rate for the thirteen and thirty-nine weeks ended October 26, 2019 was 795.3% and 25.6%, respectively.
(g)	During the thirteen and thirty-nine weeks ended October 26, 2019 the one-time CEO grant, which was made during the second quarter of fiscal year 2019, was cancelled for no consideration resulting in the recognition of $9.3 million of deferred tax expense.
(h)	Represents the income tax benefit related to stock option exercises associated with the IPO Grant.

Reconciliation of net income (loss) to EBITDA, Adjusted EBITDA and Store-level Adjusted EBITDA

	Thirteen Weeks Ended		Thirty-nine Weeks Ended		Twelve Months Ended
	October 24, 2020	October 26, 2019	October 24, 2020	October 26, 2019	October 24, 2020

Net income (loss), as reported	$47,077	$(14,647)	$(222,442)	$9,618	$(446,495)
Interest expense, net	7,789	8,496	20,932	24,500	28,233
Income tax provision	13,274	8,137	22,836	15,570	30,439
Depreciation and amortization(a)	17,570	17,570	53,626	51,401	71,644
EBITDA	85,710	19,556	(125,048)	101,089	(316,179)
Impairment charges(b)	—	5,230	319,732	5,230	569,732
Loss (gain) on sale-leaseback	—	1,438	115	(15,090)	(2,537)
Loss on extinguishment of debt	3,179	—	3,179	—	3,179
Consulting and other professional services(c)	287	235	917	2,535	1,034
Stock-based compensation expense(d)	3,765	2,046	8,144	5,531	10,035
Non-cash rent(e)	448	4,386	30,512	13,019	33,493
Other(f)	375	24	1,255	1,499	1,572
Adjusted EBITDA	93,764	32,915	238,806	113,813	300,329
Costs associated with new store openings(g)	3,536	6,740	9,214	21,339	12,040
Corporate overhead expenses(h)	34,316	25,170	82,856	73,153	105,103
Store-level Adjusted EBITDA	$131,616	$64,825	$330,876	$208,305	$417,472

(a)	Includes the portion of depreciation and amortization expenses that are classified as cost of sales in our condensed consolidated statements of operations.
(b)	For the thirty-nine weeks ended October 24, 2020, represents a non-cash impairment charge of $319.7 million related to full impairment of goodwill. For the thirteen and thirty-nine weeks ended October 26, 2019, represents a non-cash impairment charge of $5.2 million in connection with store closure and relocation decisions. For the twelve months ended October 24, 2020, represents non-cash impairment charges of $569.7 million related to full impairment of goodwill.
(c)	Primarily consists of (i) consulting and other professional fees with respect to projects to enhance our merchandising and human resource capabilities and other company initiatives; and (ii) other transaction costs.
(d)	Non-cash stock-based compensation expense related to the ongoing equity incentive program that we have in place to incentivize, retain and motivate our employees, officers and non-employee directors.
(e)	Consists of the non-cash portion of rent, which reflects the extent to which our GAAP straight-line rent expense recognized exceeds or is less than our cash rent payments. The GAAP straight-line rent expense adjustment can vary depending on the average age of our lease portfolio, which has been impacted by our significant growth. For newer leases, our rent expense recognized typically exceeds our cash rent payments while for more mature leases, rent expense recognized is typically less than our cash rent payments. In fiscal year 2021, due to the COVID-19 pandemic, we have renegotiated leases to include significant deferrals which has resulted in higher non-cash rent expense.
(f)	Other adjustments include amounts our management believes are not representative of our ongoing operations, including:
●	for the thirty-nine weeks and twelve months ended October 24, 2020, costs relating to the write-off of certain site selection costs that occurred as a result of the COVID-19 pandemic; and
●	for the thirty-nine weeks ended October 26, 2019, costs incurred of $1.4 million related to the restructuring of our merchandising department.
(g)	Reflects non-capital expenditures associated with opening new stores, including marketing and advertising, labor and cash occupancy expenses. Costs related to new store openings represent cash costs, and you should be aware that in the future we may incur expenses that are similar to these costs. We anticipate that we will continue to incur cash costs as we open new stores in the future. For the thirteen weeks ended October 24, 2020, costs incurred related to stores planned to open in fiscal year 2022. We opened no new stores during the thirteen weeks ended October 24, 2020 and 12 new stores during the thirteen weeks ended October 26, 2019. We opened seven new stores during the thirty-nine weeks and twelve months ended October 24, 2020 and 36 new stores during the thirty-nine weeks ended October 26, 2019.
(h)	Reflects corporate overhead expenses, which are not directly related to the profitability of our stores, to facilitate comparisons of store operating performance as we do not consider these corporate overhead expenses when evaluating the ongoing performance of our stores from period to period. Corporate overhead expenses, which are a component of selling, general and administrative expenses, are comprised of various home office general and administrative expenses such as payroll expenses, occupancy costs, marketing and advertising, and consulting and professional fees. See our discussion of the changes in selling, general and administrative expenses presented in our Quarterly Report on Form 10-Q for the thirteen and thirty-nine weeks ended October 24, 2020 in “—Results of Operations”. Store-level Adjusted EBITDA should not be used as a substitute for consolidated measures of profitability or performance because it does not reflect corporate overhead expenses that are necessary to allow us to effectively operate our stores and generate Store-level Adjusted EBITDA. We anticipate that we will continue to incur corporate overhead expenses in future periods.

Reconciliation of long-term debt to Net Debt and leverage ratio

October 24, 2020

Long-term debt	$314,477
Revolving line of credit	—
Current portion of long-term debt	4,528
Financing obligations	—
Less: cash and cash equivalents	(33,864)
Net Debt	$285,141
Adjusted EBITDA for the twelve months ended	300,329
Leverage ratio	0.9

Investor Relations:

At Home Group Inc.

Arvind Bhatia, CFA / 972.265.1299 / ABhatia@AtHome.com

Bethany Johns / 972.265.1326 / BPerkins@AtHome.com

Media
Carey Marin / 214.914.1157 / MediaRelations@AtHome.com

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